SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 2, 1996
                             (November 15, 1996)

                    GLOBAL TELEMEDIA INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)


            	Florida			                  	0-15818		             	64-0708107
    (State or other jurisdiction		(Commission File Number)	(IRS Employer ID No.)
of incorporation or organization)


              1121 Alderman Drive, Suite 200, Alpharetta, GA  30202
                 (Address of principal executive offices)   (Zip Code)



          Registrant's telephone number, including area code:  770-667-6088

Item 2. Acquisition of Assets

          As of November 15, 1996, Global Telemedia International, Inc.
(the "Company") acquired substantially all of the assets and assumed certain liabilities related to the business (the "Business") of Finish Line Collectibles, Inc., West Sports Marketing, Inc., Racing Club, Inc., and Arthur West (collectively the "Sellers") pursuant to the terms of an Asset Purchase Agreement.

          West Sports Marketing, Inc. ("WSM"), was founded in 1991 by Mr. Arthur West to market collectibles related to various sports personalities. In 1993, Finish Line Collectibles, Inc. ("Finish Line") was founded by Mr. Arthur West in order to design, produce and distribute collectible trading cards and prepaid calling cards depicting the licensed marks of the leading personalities in NASCAR Winston Cup Racing.

          Finish Line obtains the licenses from the sanctioning bodies of motor racing, key sponsors and other leading sports personalities. As the marketing arm, WSM holds all the trademarks and service marks for the Business.

          Under the terms of the Asset Purchase Agreement, the Company acquired the assets and assumed certain liabilities used in operating the Business. The assets acquired included all inventories, supplies, raw materials and work in process, office equipment, furniture, and other tangible property as well as all books, correspondence, patents, trademarks, proprietary information, and all federal, state and local permits, licenses and authorizations of the Sellers related to the Business.

          The Company anticipates that these acquisitions will expand the Company's collectible prepaid calling card products, and that Finish Line cards will feature the enhanced services available through the Company's proprietary state-of-the-art enhanced services platform. Additionally, the Finish Line product line will offer an added collectible feature to the Enhanced Services Program of Vision 21, Inc., the Company's network marketing subsidiary.

          The estimated value of the transferred assets in connection with this transaction is $480,000. The assumed liabilities are agreed between the parties not to exceed approximately $694,000. In connection with the transaction, the Company agreed to forgive approximately $120,000 of indebtedness owed by the Sellers to the Company, and the Company agreed to pay an obligation of $65,000 owed by the Sellers to an unaffiliated third party. The amount of consideration paid in the transaction was determined based on management's analysis of historical and projected sales of the Business, the estimated market value of the Business, and the synergies anticipated to be achieved through the transaction.

          In addition to the consideration as provided above, the Company has agreed to pay Mr. Arthur West a contingent sum equal to twenty percent (20%) of the value of the Business after three years from the acquisition date. At the Company's sole option, up to fifty percent (50%) of the contingent sum may be paid in the form of shares of common stock of the Company which have certain registration rights.

          Further, Arthur West entered into a three (3) year employment agreement with System 3, Inc. ("System 3"), a subsidiary of the Company, at the annual base salary of $78,000, plus other benefits. Mr. West will serve as the President of System 3. System 3 has also agreed to pay a bonus to Mr. West equal to 1 1/2% of the gross sales of System 3 during each quarterly period of the employment agreement. However, the annual bonus pay may not exceed $42,000, $54,000, or $67,000 during the first, second, and third years, respectively, of the term of the employment agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        	(a)   	Financial Statements of Business Acquired

               	Combined balance sheet of Finish Line Collectibles, Inc., West
                Sports	Marketing, Inc. and Racing Club as of December 31, 1995
                and the	related combined	statements of income and stockholders'
                equity and	cash flows for the	periods ended December 31, 1994
                and 1995.

        	(c)   	Exhibits

              		2.1   	Asset Purchase Agreement by and among Global Telemedia
		                    	International, Inc., System 3, Inc. (a wholly owned
                       subsidiary	of the Company) and Finish Line Collectibles,
                       Inc., West Sports Marketing, Inc., Racing Club, Inc., and
                       Arthur West.

              		10.1  	Employment Agreement between System 3, Inc. and
			                    Arthur West dated November 15, 1996.


         The Company's auditors are currently preparing the financial statements required under Item 2 and the Company will file such financial statements related to these transactions within sixty (60) days from the last date after which this Form 8-K must be filed. In addition, the Company intends to file the agreements required under and listed as exhibits in Item 7 above, at such time as the financial statements are so filed.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		                                      		GLOBAL TELEMEDIA INTERNATIONAL, INC.
						                                          	(Registrant)



Date: December 2, 1996			               	/s/ Roderick A. McClain
						                                    Roderick A. McClain, President




					                                    	/s/ Herbert S. Perman
					                                    	Herbert S. Perman, CFO